UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2020

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreement

On September 1, 2020, Jaguar Health, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Iliad Research and Trading, L.P. (“Iliad”), the holder of 5,524,926 shares (the “Original Shares”) of the Company’s Series A Convertible Participating Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), pursuant to which the Company and Iliad agreed to exchange the Original Shares for (i) 842,500 shares (the “Series C Preferred Shares”) of the Company’s Series C Perpetual Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) and (ii) 842,500 shares (the “Series D Preferred Shares” and, together with the Series C Preferred Shares, the “Exchange Shares”) of the Company’s Series D Perpetual Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”) (the “Preferred Exchange Transaction”). The Exchange Agreement also includes customary representations, warranties and covenants between the parties.

Debt Amendment

On September 1, 2020, the Company and Napo Pharmaceuticals, Inc., the Company’s wholly-owned subsidiary, (“Napo” and together with the Company, the “Borrower”) entered into an amendment (the “Global Amendment”) to the secured promissory note in the original principal amount of $2,296,926.16 (the “Note”) with Chicago Venture Partners, L.P. (“CVP”), an affiliate of Iliad, pursuant to which the maturity date of the Note was extended to December 31, 2021 (the “Maturity Date”) in exchange for a 5% increase to the outstanding balance of the Note. Pursuant to the terms of the Global Amendment, the Borrower is required to repay all accrued and outstanding interest on the Note along with $50,000 in principal on or before September 30, 2021, failure of which would result in a $750,000 increase to the outstanding balance of the Note. Under the Global Amendment, the Borrower is subject to certain restrictive covenants, including (i) a covenant restricting the Borrower’s ability to issue equity which places any restrictions on future issuance of equity or any other financings without the prior written consent of CVP and (ii) a covenant prohibiting Borrower from repaying any outstanding principal on the Note so long as any shares of Series D Preferred Stock are owned by CVP or any of its affiliates.

In the event that the Note is not repaid by the Maturity Date, then the Maturity Date will automatically extend on a month-to-month basis until the earlier of the date that the Note is repaid in full or December 31, 2024 in exchange for a monthly extension fee equal to 7.5% of the then-current outstanding balance on the Note.

Stock Option Plan Agreement

On September 1, 2020, the Company entered into the Stock Plan Agreement for Payment of Consulting Services (the “Stock Plan Agreement”) with Sagard Capital Partners Management Corp. (“SCPM”) and Sagard Capital Partners, L.P. (“Sagard”), pursuant to which the Company agreed to issue Sagard 2,289,474 shares of the Company’s common stock, par value $0.0001 per share (the “Stock Plan Shares”) in full satisfaction of all amounts owed by the Company to SCPM for services rendered by SCPM to the Company under the Management Services Agreement (the “Sagard MSA”), dated March 23, 2018, by and between the Company and SCPM (the “Sagard Transaction”). As previously disclosed, the Sagard MSA provided for an annual fee of $450,000 for services provided thereunder. The issuance of the Stock Plan Shares to Sagard is at the request of SCPM as an administrative convenience. The Stock Plan Shares are subject to lock-up restrictions and are not tradeable by Sagard until the three-month anniversary of the date of the Stock Plan Agreement, and thereafter only 50% of the Stock Plan Shares are tradeable until after the six-month anniversary of the date of the Stock Plan Agreement. Upon issuance of the Stock Plan Shares to Sagard, the Sagard MSA will automatically terminate and be of no further force or effect.

Pursuant to the terms of the Stock Plan Agreement, the Company agreed to file one or more registration statements, as permissible and necessary to register under the Securities Act of 1933, as amended (the “Securities Act”), the sale of the Stock Plan Shares. The Company is required to file a registration statement for the resale of the Stock Plan Shares within 60 calendar days following the date of the Stock Plan Agreement and to use reasonable best efforts to cause such registration statement to be declared effective within 90 calendar days following the date of the Stock Plan Agreement. The Company also agreed to other customary obligations regarding registration, including piggyback registration rights, indemnification and maintenance of the effectiveness of the registration statement.

The foregoing descriptions of the Debt Amendment, the Exchange Agreement and the Stock Plan Agreement do not purport to be complete and are qualified in their entirety by reference to the Debt Amendment, the Exchange Agreement and the Stock Plan Agreement, copies of which are filed herewith as Exhibits 4.1, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 under the heading “Debt Amendment” is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 under the heading “Exchange Agreement” and “Stock Option Plan Agreement” are hereby incorporated by reference into this Item 3.02 in its entirety. The issuance of Exchange Shares pursuant to the Exchange Agreement will be effected in reliance upon the exemption from registration under Section 3(a)(9) of the Securities Act. The Stock Plan Shares were offered and sold pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.03   Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series C Certificate of Designation and Series D Certificate of Designation

As disclosed under Items 1.01 and 3.02 above, in connection with the Preferred Exchange Transaction, the Company agreed to issue to Iliad 842,500 shares of Series C Preferred Stock and 842,500 shares of Series D Preferred Stock. The preferences, rights, limitations and other matters relating to the Series C Preferred Stock and the Series D Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series C Perpetual Preferred Stock the (“Series C Certificate of Designation”) and the Certificate of Designation of Preferences, Rights and Limitations of Series D Perpetual Preferred Stock (the “Series D Certificate of Designation” and, together with the Series C Certificate of Designation, the “Certificates of Designation”), respectively, which the Company filed with the Secretary of State of the State of Delaware on September 1, 2020. The Certificates of Designation became effective with the Secretary of State of the State of Delaware upon filing. The shares of Series C Preferred Stock and Series D Preferred Stock rank pari passu to one another and senior to the shares of the Company’s common stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

Series C Certificate of Designation

The Series C Certificate of Designation authorizes the Company to issue 1,011,000 of its 10,000,000 authorized shares of preferred stock as Series C Preferred Stock. The original issue price for the Series C Preferred Stock is $8.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock (the “Series C Original Issue Price”).

Dividends

Holders of shares of Series C Preferred Stock will receive a cumulative, non-participating dividend of 10% per annum, payable monthly in additional shares of Series C Preferred Stock.

Voting Rights

With certain exceptions as described in the Series C Certificate of Designation, the shares of Series C Preferred Stock have no voting rights. However, as long as any shares of Series C Preferred Stock remain outstanding, the Series C Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designation or (b) enter into any agreement with respect to any of the foregoing.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”) or a “Corporate Liquidation Event,” as defined in the Series C Certificate of Designation (which includes a change of control or the sale, lease transfer or exclusive license of all or substantially all of the Company’s assets, in each case authorized by the Company’s board of directors), the holders of shares of Series C Preferred Stock will be entitled to receive out of the assets of the Company legally available for distribution to its stockholders before any payment is made to holders of any series of preferred stock ranking junior to the Series C Preferred Stock or to any holder of the Company’s common stock but subject to the rights of any class or series of securities ranking senior to or on parity with the Series C Preferred Stock, a payment per share equal to the Series C Original Issue Price. Holders of shares of Series C Preferred Stock are not entitled to any further payments in the event of any Liquidation Event or Corporate Liquidation Event other than as specified above.

Series D Certificate of Designation

The Series D Certificate of Designation authorizes the Company to issue 977,300 of its 10,000,000 authorized shares of preferred stock as Series D Preferred Stock. The original issue price for the Series D Preferred Stock is $8.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock (the “Series D Original Issue Price”).

Dividends

Holders of shares of Series D Preferred Stock will receive a cumulative, non-participating dividend of 8% per annum, payable monthly in additional shares of Series D Preferred Stock.

Voting Rights

With certain exceptions as described in the Series D Certificate of Designation, the shares of Series D Preferred Stock have no voting rights. However, as long as any shares of Series D Preferred Stock remain outstanding, the Series D Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series D Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Series D Certificate of Designation or (b) enter into any agreement with respect to any of the foregoing.

Liquidation Rights

In the event of any Liquidation Event or a “Corporate Liquidation Event,” as defined in the Series D Certificate of Designation (which includes a change of control or the sale, lease transfer or exclusive license of all or substantially all of the Company’s assets, in each case authorized by the Company’s board of directors), the holders of shares of Series D Preferred Stock will be entitled to receive out of the assets of the Company legally available for distribution to its stockholders before any payment is made to holders of any series of preferred stock ranking junior to the Series D Preferred Stock or to any holder of the Company’s common stock but subject to the rights of any class or series of securities ranking senior to or on parity with the Series D Preferred Stock, a payment per share equal to the Series D Original Issue Price. Holders of shares of Series D Preferred Stock are not entitled to any further payments in the event of any Liquidation Event or Corporate Liquidation Event other than as specified above.

The foregoing descriptions of the Series C Certificate of Designation and the Series D Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the Series C Certificate of Designation and the Series D Certificate of Designation, copies of which are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series C Perpetual Preferred Stock.
3.2	Certificate of Designation of Series D Perpetual Preferred Stock.
4.1	Global Amendment, dated September 1, 2020, by and among Jaguar Health, Inc., Napo Pharmaceuticals, Inc. and Chicago Venture Partners, L.P.
10.1	Exchange Agreement, dated September 1, 2020, by and between Jaguar Health, Inc. and Iliad Research and Trading, L.P.
10.2	Stock Plan Agreement for Payment of Consulting Services, dated September 1, 2020, by and among Jaguar Health, Inc., Sagard Capital Partners Management Corp. and Sagard Capital Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	President and Chief Executive Officer

Date: September 2, 2020